Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

FBR & CO.

Pursuant to its Offer to Purchase

Dated August 2, 2011

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT

12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 29, 2011, UNLESS THE

TENDER OFFER IS EXTENDED.

The Depositary for the Tender Offer is:

THE AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Registered, Certified Mail or First Class Mail: The American Stock Transfer & Trust Company, LLC Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Overnight Courier: The American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand: The American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

You should use this Letter of Transmittal if you are tendering physical certificates or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Description of Shares Surrendered
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on Share Certificate(s))	Shares Surrendered (Attached additional list if necessary)
Certificated Shares**
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Surrendered**	Book Entry Shares Surrendered

Total Shares
* Need not be completed by book-entry stockholders.
** Unless otherwise indicated, it will be assumed that all shares of common stock represented by certificates described above are being surrendered hereby.

If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry

Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call The American Stock Transfer & Trust Company, LLC, as Transfer Agent at (877) 248-8317 (toll free), regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 13.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name of Tendering Institution

Account No.

Transaction Code No.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ODD LOTS

(See Instruction 5)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 14)

A tendering stockholder may condition his or her tender of shares upon FBR & Co. purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by FBR & Co. pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, FBR & Co. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 7, 8 and 9)

To be completed ONLY if the check for the purchase price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue	☐ Check to:
☐ Share certificate(s) to:

Name(s)

(Please Print)

Address

(Zip Code)

(Taxpayer Identification No.)

☐	Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 7, 8 and 9)

To be completed ONLY if the check for the purchase price of shares purchased (less the amount of any U.S. federal income and backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Deliver	☐ Check to:
☐ Share certificate(s) to:

Name(s)

(Please Print)

Address

(Zip Code)

SIGN HERE

(Please Complete and Return the Attached Form W-9 below)

Signature of Owner(s)

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

(Tax Identification or Social Security Number)

(See Form W-9 Included Herewith)

Daytime Area Code and Telephone Number

Dated                     , 2011

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

Guarantee of Signature(s), if required

(See Instructions 1 and 7)

Name:

Title:

Name of Firm:

Authorized Signature:

Address

(Zip Code)

Area Code and Telephone Number:

Dated:                     , 2011

Ladies and Gentlemen:

The undersigned hereby tenders to FBR & Co., a Virginia corporation (“FBR” or the “Company”), the above-described shares of common stock, $0.001 par value per share, pursuant to FBR’s offer to purchase up to 5,000,000 shares at a price of $3.05 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 2, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the tender offer). FBR also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of FBR all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1) deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of FBR;

(2) present such shares for transfer and cancellation on the books of FBR; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands, upon the terms and subject to the conditions of the Offer to Purchase, the Company will pay $3.05 per share for shares validly tendered and not withdrawn pursuant to the Offer to Purchase, taking into account the number of shares so tendered.

The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in shares at least equal to the number of shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by FBR, FBR will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Depositary or FBR to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and FBR upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will FBR pay interest on the purchase price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, FBR may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that FBR has no obligation, pursuant to the “Special Payment Instructions”, to transfer any shares from the name of the registered holder(s) thereof, if FBR does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6.

2. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You should use this Letter of Transmittal only if you are forwarding certificates with this Letter of Transmittal pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to validly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and FBR may enforce such agreement against them.

Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by FBR must be received by the Depositary by the Expiration Date, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Global Select Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, FBR will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4. Partial Tenders (Not applicable to stockholders who tender by book-entry transfer). If you wish to tender (offer to sell) fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Odd Lots. As described in Section 1 of the Offer to Purchase, if FBR purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots”.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c) Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

7. Stock Transfer Taxes. Except as provided in this Instruction 7, FBR will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

8. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed.

9. U.S. Federal Income Tax Withholding. Under current U.S. federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain stockholders or other payees pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee that is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) (including a U.S. resident alien) must provide the Depositary with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the Form W-9 set forth below.

In general, for an individual, the TIN is the social security number of such individual. If the Depositary is not provided with the correct TIN, the stockholder or payee may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”) and payments that are made to such stockholder pursuant to the tender offer may be subject to backup withholding. Such payments generally will be subject to information reporting even if the Depositary is provided with a TIN. Certain stockholders or payees are not subject to these backup withholding and reporting requirements. Exempt persons should indicate their exempt status on the Form W-9. In order to satisfy the Depositary that a Non-U.S. Holder (as defined in Section 13 of the Offer to Purchase) or payee qualifies as an exempt recipient, such Non-U.S. Holder or payee must submit an appropriate Form W-8, signed under penalties of perjury, attesting to that Non-U.S. Holder’s or payee’s exempt status. Such statements can be obtained from the Depositary or from the website of the IRS at www.irs.gov/forms.

For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Form W-9 if shares are held in more than one name), consult the General Instructions and Specific Instructions included on pages 1 through 4 of the Form W-9 set forth below.

Failure to complete the Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained, provided that the information is provided to the IRS in a timely manner.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN IRS PENALTIES AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE GENERAL INSTRUCTIONS AND SPECIFIC INSTRUCTIONS INCLUDED ON PAGES 1 THROUGH 4 OF FORM W-9 FOR ADDITIONAL DETAILS.

In addition, as described in Section 3 of the Offer to Purchase, unless a reduced rate of withholding is applicable pursuant to a tax treaty or an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, FBR will be required to withhold U.S. federal income tax at a rate of 30% from such gross proceeds paid to a Non-U.S. Holder or his agent. A Non-U.S. Holder may be eligible to file for a refund of such tax or a portion of such tax if such Non-U.S. Holder meets the “complete redemption”, “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 13 of the Offer to Purchase under the caption “Certain U.S. Federal Income Tax Consequences,” or if such Non-U.S. Holder is entitled to a reduced rate of withholding pursuant to a treaty and FBR withheld at a higher rate.

In order to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder must deliver to the Depositary, before the payment, a properly completed and executed Form W-8BEN claiming such an exemption or reduction. Such statement can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary a properly executed Form W-8ECI claiming exemption. Such statement can be obtained from the Depositary. Non-U.S. Holders are urged to consult their own tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

10. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by FBR in its sole discretion, which determinations shall be final and binding on all parties. FBR reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of FBR’s counsel, be unlawful. FBR also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and FBR’s interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as FBR shall determine. None of FBR, the Dealer Manager, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

12. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call The American Stock Transfer & Trust Company, LLC, as Transfer Agent, at (877) 248-6417 - (toll free) regarding the requirements for replacement at the address set forth on the cover page of this Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

13. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether FBR accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, FBR may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, FBR will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each stockholder is urged to consult his or her own tax advisor.

This Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 Midnight, New York City time, on the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Information Agent for the Tender Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokerage Firms Please Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 859-8509

The Dealer Manager for the Tender Offer is:

FBR Capital Markets

1001 Nineteenth Street North

Floor 18

Arlington, Virginia 22209

Toll free: (800) 846 -5050